Exhibit 10.12

# SUBSCRIPTION AGREEMENT

This Subscription Agreement (this "**Subscription Agreement**"), dated as of ___________ is entered into between **BranchOut Food Inc.**, a Nevada corporation (the "**Company**") and _________ ("**Purchaser**"). Certain definitions used in this Subscription Agreement shall have the meanings given to them in Section 8 below.

WHEREAS, the Company intends to sell convertible notes (the "**Offering**") in the aggregate principal amount of up to ($[ ]) USD (the "**Convertible Note**"), attached hereto as Schedule A, pursuant to the terms of this Subscription Agreement.

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to Purchaser and Purchaser wishes to purchase from the Company, a Convertible Note in exchange for the consideration (the "**Consideration**") set forth opposite the Purchaser's name on the signature page hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

## 1. DESCRIPTION OF CONVERTIBLE NOTE

1.1 Description of Convertible Note.

(a) Principal Amount; Interest. The Company has authorized the Offering for the issuance and sale of convertible notes that shall be dated as of the Closing Date, subject to the receipt by the Company of the Consideration. In exchange for the Consideration paid by each Purchaser, the Company will sell and issue to Purchaser a Convertible Note. The Convertible Note will have a principal balance equal to the Consideration paid by Purchaser for such Convertible Note, as set forth opposite Purchaser's name on the signature page, and shall accrue interest on its unpaid principal balance at a rate of eight percent (8%) per annum from the Closing Date. All accrued interest will be due at the Maturity Date and may be converted to the Company's common stock as contained in Section 1.4.

(b) Maturity Date. The aggregate unpaid principal amount of the Convertible Note, plus all accrued and unpaid interest, and any other amounts, if applicable, payable under the Convertible Note shall be due and payable on the earlier of: (a) June 30, 2023, (b) the closing of a Qualified Subsequent Financing, (c) the closing of a Change of Control, or (d) the Company's S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000) (collectively, the "**Maturity Date**"). The partiesmay adjust or extend the Maturity Date by written agreement.

1.2 Use of Proceeds.

The proceeds from the sale and issuance of the Convertible Note shall be used for working capital and general purposes and shall not be used to repay any outstanding indebtedness of the Company.

1.3 Closing.

The closing of the sale of the Convertible Note in return for the Consideration paid by the Purchaser (the "**Closing**") will take place remotely via the exchange of documents and signatures on the date of and simultaneously with the execution of this Subscription Agreement, or at such other time and place as mutually agreed upon in writing by the Company and the Purchaser (the "**Closing Date**"). At the

Closing, (i) the Purchaser will deliver to the Company the amount of Consideration set forth opposite Purchaser's name on the signature page hereto (which amount shall initially be wired to the Company), and (ii) the Company will deliver to the Purchaser an executed Convertible Note and the Other Investor Agreements in return for the Consideration provided to the Company.

1.4 Conversion

(a) Mechanics of Conversion. This Convertible Note and all accrued interest may be converted by the Purchaser in whole or in part at any time after the Closing Date, by (A) submitting to the Company a Notice of Conversion (by facsimile or other reasonable means of communication and (B) subject to Section 1.4(b), surrendering this Convertible Note at the principal office of the Company.

(b) Surrender of Convertible Note Upon Conversion. Upon conversion of this Convertible Note and any accrued interest, in accordance with the terms hereof, the Purchaser shall not be required to physically surrender this Convertible Note to the Company unless the entire unpaid principal amount of this Convertible Note is so converted. If any portion of this Convertible Note is converted as aforesaid, the Purchaser may not transfer this Convertible Note unless the Purchaser first physically surrenders this Convertible Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Purchaser a new Convertible Note of like tenor, registered as the Purchaser (upon payment by the Purchaser of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Convertible Note. The Purchaser and any assignee, by acceptance of this Convertible Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Convertible Note, the unpaid and unconverted principal amount of this Convertible Note represented by this Convertible Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Convertible Note in a name other than that of the Purchaser, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Purchaser or the custodian in whose street name such shares are to be held for the Purchaser's account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Purchaser of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Purchaser certificates for the Common Stock or book entry instructions to the Company's transfer agent issuable upon such conversion within ten (10) business days after such receipt.

(e) Obligation of Company to Deliver Common Stock. Upon receipt by the Company of a Notice of Conversion, the Purchaser shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Convertible Note shall be reduced to reflect such conversion, and, allrights with respect to the portion of this Convertible Note being so converted shall forthwith terminate except the right to receive the Common Stock.

(f) Mandatory Conversion. Upon the Company signing a firm commitment underwriting agreement for at least ten million dollars ($10,000,000) and upon receipt of a "Notice of Effectiveness" from the SEC, the Convertible note and all accrued interest shall automatically convert into the Company's common stock.

(g) Conversion Price. The Convertible Note and all accrued interest shall convert at a price of $1.65 per common share.

(h) Registration Rights. The common stock issuable upon the conversion of the Convertible Note shall be registered by the Company at Company's expense upon the filing of an IPO. Common stock underlying the Convertible Note will not be subject to lock-up in an IPO. The Common stock underlying the Convertible Note dated December 12, 2019 will also not be subject to lockup and this paragraph will supersede any prior reference to a lock up.

1.5 Legend on the Shares. The shares of Common Stock issuable upon conversion of this Convertible Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in Schedule B. Until such time as the shares of Common Stock issuable upon conversion of this Convertible Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Convertible Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

**"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED AND PAID BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."**

The legend set forth above shall be removed and the Company shall issue to the Purchaser a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) Purchaser provides the Company or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of this Convertible Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock issuable upon conversion of this Convertible Note, such security is registered for sale by the Purchaser under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

**2. PAYMENT AND PREPAYMENT OF CONVERTIBLE NOTE.**

2.1 Direct Payment.

If payment is made the Company will pay all sums owing under the Convertible Note to the Purchaser by same day wire transfer of immediately available funds to an account designated in writing by the Purchaser to the Company at least five (5) Business Days prior to the date of any payment. All payments by the Company shall be made without defense, set-off or counterclaim. Any payment shall be credited first to accrued but unpaid interest, and any remainder applied to payment of the principal amount then outstanding under the Convertible Note.

2.2 Payments Payable on Business Days.

Payments of all amounts due hereunder or under the Convertible Note shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the immediately preceding Business Day, together with all interest (if any) accrued to and including such preceding BusinessDay.

## 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

In connection with the transactions contemplated by this Subscription Agreement, the Purchaser hereby represents and warrants to the Company as follows:

3.1 Authority.

Purchaser has the legal right, power and authority to enter into, execute, deliver and perform its obligations under this Subscription Agreement, and the agreements, documents and instruments contemplated thereby to which Purchaser is a party and Purchaser's manager, partner, officer or agent executing and delivering this Subscription Agreement is authorized to do so. This Subscription Agreement, and the agreements, documents and instruments contemplated thereby to which Purchaser is a party have been duly and validly executed and delivered and constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specificperformance, injunctive relief or other equitable remedies.

3.2 Investor Status.

The Purchaser and each equity owner of Purchaser (i) is an "**accredited investor**," as that term is defined in Regulation D under the Securities Act, and as set forth in **Schedule B** attached hereto, and (ii) has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it and each equity owner of Purchaser is capable of evaluating the merits and risks of the purchase of the Convertible Note, and the shares of Common Stock issuable upon conversion of the Convertible Note (collectively, the "**Securities**") from the Company and the suitability thereof. Purchaser agrees to furnish any additional information reasonably requested by the Company to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Securities.

3.3 Investment Experience.

Purchaser is an investor in securities of development-stage companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

3.4 Investment for Purchaser's Own Account.

Purchaser acknowledges that this Subscription Agreement is made with Purchaser in reliance upon Purchaser's representations to the Company, which Purchaser confirms by executing this Subscription Agreement, that (a) the Securities will be acquired for investment for Purchaser's own account, not as a nominee or agent (unless otherwise specified on Purchaser's signature page hereto), and not with a view to the resale or distribution of any part thereof and (b) it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

3.5 Disclosure of Information; Non-Reliance.

Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering. Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect, or benefit (whether legal, regulatory, tax, financial, accounting, or otherwise) of an investment in the Securities. In deciding to purchase the Securities, Purchaser is not relying on the advice or recommendations of the Company and Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for Purchaser. Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

3.6 Restricted Securities.

Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof that depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein. Purchaser understands that the Securities are "**restricted securities**" under U.S. federal and applicable state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Except with respect to the shares of Common Stock issuable upon conversion of the Convertible Note, Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside of Purchaser's control, and that the Company is under no obligation, and may not be able, to satisfy.

3.7 No Public Market.

Purchaser understands that no public market now exists for the Securities and that

the Company has made no assurances that a public market will ever exist for the Securities.

3.8 No General Solicitation.

Purchaser, and its officers, managers, employees, agents, stockholders, or partners have not either directly or indirectly, including through a broker or finder, solicited offers for or offered or soldthe Securities by means of any form of general solicitation or general advertising within the meaning ofRule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Purchaser acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

3.9 Residence.

Purchaser's principal place of business is located in the state or province identified in the address shown on Purchaser's signature page hereto.

3.10 No "Bad Actor" Disqualifying Events.

No "bad actor" disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a "**Disqualification Event**") is applicable to Purchaser, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce the Purchaser to enter into this Subscription Agreement, the Company represents and warrants to Purchaser that, after giving effect to the transactions contemplated by this Subscription Agreement and the Other Investor Agreements:

4.1 Valid Existence and Authority.

The Company (a) is a corporation company duly organized, validly existing, and in good standing under the laws of the Nevada, (b) has all requisite power and authority to own its assets and carry on its business as now conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and the failure to obtain such qualification is likely to result in a Material Adverse Effect (as defined below). The Company has the requisite power and authority to execute, deliver, and perform its obligations under this Subscription Agreement, the Other Investor Agreements and all other agreements to which it is, or in connection with the transactions contemplated hereby may become, a party.

4.2 Litigation.

There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Subscription Agreement or the Other Investor Agreement, or the right of the Company to issue the Securities, or to consummate the transactions contemplated hereby or thereby, or that, if determined adversely, would reasonably be expected to, either individually or in the aggregate, result in a material adverse effect on the Business, operations, assets or condition (financial or otherwise) of the Company (a "**Material Adverse Effect**"). The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. The Company has not received any correspondence from any third party with respect to any of the foregoing.

4.3 Default.

The Company is not in material default under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or any of its assets or properties are bound.

4.4 Capitalization.

(a) The authorized capital of the Company consists of Two Hundred Twenty Million (220,000,000) shares of capital stock, par value $0.001 per share, consisting of Two Hundred Million (200,000,000) shares of Common Stock, par value $0.001 per share (the "**Common Stock**") and Twenty Million (20,000,000) shares of preferred stock, $0.001 per share. There are currently on a fully diluted basis approximately Six million one hundred thirty five seventy (6,130,570) shares of Common Stock issued and outstanding, approximately Eight Hundred Fifty-Eight Thousand Five Hundred Twenty (858,520) warrants, and approximately Two Hundred Forty Six Thousand (246,000) options.

(b) All of the outstanding shares of Common Stock were issued in compliance with applicable laws. None of the outstanding shares of Common Stock were issued in violation of any agreement or commitment to which the Company is a party or is subject or in violation of any preemptive or similar rights of any Person.

(c) Except for the Company's contemplated Employee Stock Option Plan and such other plans that may be put in place to filing a contemplated registration statement, there are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the Capital Stock or obligating the Company to issue or sell any Capital Stock of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, voting agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the shares of Common Stock.

4.5 Authorization and Compliance with Laws and Material Agreements.

The execution, delivery and performance by the Company of this Subscription Agreement, the Other Investor Agreements and any other agreements to which it is or may in connection with the transactions contemplated hereby become a party, have been or prior to the consummation of such transactions will be duly authorized by all requisite corporate action on the part of the Company and do not and will not violate its Articles of Incorporation or other organization documents or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the consummation of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien upon any assets of the Company pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Company or any of its properties is bound. The Company has obtained all authorizations, approvals or consents of, and made all required filings or registrations with, any court, governmental authority or third Person that are necessary for the legally valid and enforceable execution, delivery or performance by the Company of this Subscription Agreement and the Other Investor Agreements. The Company is not in violation of any term of its Articles of Incorporation or other operational documents or, in any material respect, of any contract, agreement, judgment or decree to which it is a party or by which it or any of its assets or properties are bound and is in material compliance with all applicable laws, regulations and rules.

4.6 Solvency.

After giving effect to the transactions contemplated by this Subscription Agreement andthe Other Investor Agreements, the Company will be solvent, able to pay its debts as they mature, and have capital sufficient to carry on its Business and all

businesses in which it is engaged.

4.7 Enforceability.

This Subscription Agreement and the Other Investor Agreements, when delivered, shall constitute legal, valid and binding obligations of the Company and shall be enforceable against the Company in accordance with their respective terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

4.8 Securities Laws.

The Company has complied with or is exempt from the registration and/or qualification requirements of all federal securities laws (including, but not limited to, the Securities Act and the rules and regulations thereunder, and the Exchange Act and the regulations thereunder) and any state securities or blue sky laws applicable to the issuance or sale of the Securities.

## 5. CLOSING DELIVERABLES.

The parties' obligations hereunder shall be subject to:

5.1 The performance by each party of its obligations hereunder which by the terms hereof are to be performed at or prior to delivery of the Convertible Note.

5.2 The Purchaser's delivery on the Closing Date of the full Consideration as directed in this Subscription Agreement, together with: (i) this Subscription Agreement, and (ii) the Convertible Note issued to Purchaser, each duly executed by Purchaser.

5.3 The Company's delivery on the Closing Date of the following, each duly executed by the Company: (i) this Subscription Agreement, and (ii) the Convertible Note.

## 6. EVENTS OF DEFAULT

6.1 Events of Default.

The occurrence of any one or more of the following events shall constitute an "**Event of Default**:"

(a) The Company shall fail to perform or observe any material agreement, covenant, term or condition contained in this Subscription Agreement or in any of the Other Investor Agreements, other than an Economic Default (as defined below);

(b) The Company shall fail to pay, when due, any principal, interest, or other sums payable under the Convertible Note or this Subscription Agreement (an "**Economic Default**"); or

(c) The Company shall become subject to an Event of Bankruptcy.

Any Event of Default described under this Section 6.1, other than an Economic Default, shall be referred to as a "**Non-Economic Default.**"

6.2 Remedies of Purchaser upon Occurrence of Event of Default.

If any Event of Default described in Section 6.1 occurs and continues for a period of (a) ten (10) days, in the case of an Economic Default, or (b) thirty (30) days, in the case of a Non-Economic Default, after written notice thereof given by Purchaser to the Company, then Purchaser shall, by written

election, elect to either (i) declare Purchaser's Convertible Note immediately due and payable, or (ii) continue to hold Purchaser's Convertible Note with the rate of interest set forth in Section 1.1 hereof increased by 10% from 8% to 18%, for so long as the Event of Default shall remain uncured.

## 7. REPLACEMENT OF CONVERTIBLE NOTE

Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of a Convertible Note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation upon surrender and cancellation of such Convertible Note the Company, without charge to the Purchaser thereof, will make and deliver a new Convertible Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Convertible Note. If any such lost, stolen or destroyed Convertible Note, is owned by Purchaser or any other Purchaser whose credit is satisfactory to the Company, then the affidavit of Purchaser, if an individual, or an authorized officer of Purchaser, if an entity, setting forth the fact of loss, theft or destruction and of its ownership of the Convertible Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Convertible Note other than a written indemnification agreement of such owner (in form reasonably satisfactory to the Company).

## 8. INTERPRETATION OF AGREEMENT

8.1 Certain Terms Defined. Capitalized terms used in this Subscription Agreement that are not otherwise defined herein shall have the meanings given to them below:

(a) Business. This term means the financing, management and operation of the Company.

(b) Business Day. This term means each day of the week except Saturdays, Sundays, and days on which banking institutions are authorized by law to close in Nevada.

(c) Capital Stock. This term means any shares of preferred stock, common stock and any other class or series of capital stock or other equity securities of the Company, whether authorized as of or after the date hereof.

(d) Change of Control. This term means: (i) the sale of more than 50% of the total outstanding equity of the Company in a non-public sale, (ii) any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction either (x) persons who were voting directors of the Company immediately prior to such transaction do not constitute at least a majority of the directors or other comparable control group of the surviving entity immediately after such transaction, or (y) persons who hold a majority of the voting equity of the surviving entity immediately after such transaction are not persons who directly or indirectly held a majority of the voting equity of the Company immediately prior to such transaction.

(e) Dispose. This term means to sell, convey, license, transfer, assign, lease, abandon, or otherwise dispose (including in a sale and leaseback transaction).

(f) Event of Bankruptcy. This term means any of (a) the filing by a Person of a voluntary petition in bankruptcy under any provision of any bankruptcy law or a petition to take advantage of any insolvency act that shall not be dismissed or stayed within ninety (90) days, (b) the admission in writing by a Person of its inability to pay its debts generally as they become due, (c) the appointment of a receiver or receivers for all or a material part of a Person's assets with the consent of such Person, (d) the filing of any bankruptcy, arrangement or reorganization petition by or, with the consent of a Person, against

such Person under any provision of any bankruptcy law, (e) a receiver, liquidator or trustee of a Person or a substantial part of its assets shall be appointed pursuant to the Federal Bankruptcy Code by the order of a court of competent jurisdiction that shall not be dismissed or stayed within seventy-five (75) days, or (f) an involuntary petition to reorganize or liquidate a Person pursuant to the Federal Bankruptcy Code shall be filed against such Person and shall not be dismissed or stayed within seventy-five (75) days.

(g) Equity Securities. This means any and all shares of Common Stock and any securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

(h) Exchange Act. This term means the Securities Exchange Act of 1934, as amended.

(i) GAAP. This term means generally accepted accounting principles, applied on a consistent basis.

(j) Purchaser. This term means, when used in reference to the Convertible Note issued pursuant to this Subscription Agreement, the Person (including each Purchaser) who, at the time of determination, is the lawful owner as the Purchaser or as permitted successor purchaser, assignee, or transferee pursuant to this Subscription Agreement, the Convertible Note.

(k) Indebtedness. This term means for any Person: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes and leases of property or assets made as a part of any sale and lease back transaction if required to be capitalized, (d) all indebtedness under guaranties, endorsements, assumptions, or other contractual obligations, including any letters of credit, or the obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, (f) trade accounts payable more than ninety (90) days past due excluding trade accounts payable in an aggregate principal amount at any time outstanding of $25,000 that are being contested in good faith, (g) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to in clauses (a), (c), (d) or (e), excluding trade accounts payable in the ordinary course of business.

(l) IPO. This means an initial public offering of the Common Stock or any other security of the Company and listed on a US or foreign stock exchange.

(m) Lien. This term means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

(n) Other Investor Agreements. This term means the Convertible Note, and all other agreements, instruments and documents (including, without limitation, notes, guarantees, powers of attorney, consents, assignments, contracts, notices, subordination agreements and all other written matter), and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Company, any guarantor or any Person and delivered to and for the benefit of Purchaser or any Person participating with Purchaser in the Offering.

(o) Person. This term means any individual, sole proprietorship, corporation,

business trust, unincorporated organization, association, limited liability company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

(p) Property. This term means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

(q) Qualified Subsequent Financing. This term means the next sale (or series of related sales) by the Company, of any security that occurs prior to the Maturity Date, including: (i) an IPO or (ii) a debt or equity financing in which the Company receives aggregate gross proceeds of Two Million Five Hundred Thousand Dollars ($2,500,000.00) or more from any parties.

(r) Securities Act. This term means the Securities Act of 1933, as amended. Terms that are defined in other Sections of this Subscription Agreement shall have the meanings specified therein.

## 9. AFFIRMATIVE COVENANTS

The Company covenants and agrees that, from the date hereof and until all of the obligations due to Purchaser under the Convertible Note have been finally and irrevocably paid in full in accordance with the terms thereof unless waived in writing by the Purchaser or as otherwise set forth below:

9.1 Performance of Contractual Obligations. The Company will duly and punctually pay and/or perform its obligations under this Subscription Agreement and the Other Investor Agreements.

9.2 Preservation of Existence and Conduct of Business. The Company will preserve and maintain its existence and all of its leases, privileges, franchises, qualifications and rights that are necessary or useful in the ordinary conduct of its Business, and conduct its Business as presently conducted in an orderly and efficient manner in accordance with good business practices.

9.3 Financial Reporting. Until such time as the Company completes an IPO, Company agrees to provide the following information to the Purchaser:

(a) Monthly Reporting. Prior to the exercise of conversion of the Convertible Note, the Purchaser shall be entitled to receive, as soon as available, and in any event within ten (10) days after the end of each monthly accounting period in each fiscal quarter, unaudited consolidated balance sheets of the Company and its subsidiaries as at the end of each such monthly period and for the current fiscal year to date and unaudited consolidated statements of income, cash flows, and stockholders' equity for each such monthly period and for the current fiscal year to date, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absenceof notes thereto).

(b) Annual Financial Statements. Prior to the conversion of the Convertible Note, each Purchaser shall be entitled to receive, as soon as available, and in any event within ninety (90) days after the end of each fiscal year, reviewed consolidated balance sheets of the Company and its subsidiaries as at the end of each such fiscal year and reviewed consolidated statements of income, cash flows, and stockholders' equity for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year, accompanied by the certification of independent certified public accountants certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and stockholders' equity for the periods covered

thereby. For the avoidance of doubt, the obligation to provide financial reports under this Section 9.3 shall terminateupon the closing of an IPO.

9.4 Inspection Rights.

Upon reasonable notice from Purchaser, the Company shall, and shall cause its directors, officers, and employees to, afford Purchaser and its representatives reasonable access during normal business hours to (i) the properties, offices, plants, and other facilities of the Company and its subsidiaries, (ii) the corporate, financial and similar records, reports, and documents of the Company and its subsidiaries, and (iii) the officers, senior employees, and public accountants of the Company and its subsidiaries, and to afford Purchaser and its representatives the opportunity to discuss and advise on the affairs, finances, and accounts of the Company and its subsidiaries with their officers, senior employees, and public accountants (and the Company hereby authorizes said accountants to discuss with Purchaser andits representatives such affairs, finances, and accounts).

9.5 Budget.

Not later than thirty (30) days prior to the commencement of each fiscal year, the Company shall prepare and provide to Purchaser an annual operating budget for the Company and its subsidiaries in detail for the upcoming fiscal year, including capital and operating expense budgets, cash flow projections, covenant compliance calculations of all outstanding and projected indebtedness, and profit and loss projections, all itemized in reasonable detail.

9.6 Reservation of Common Stock.

The Company will at all times reserve and keep available, solely for the issuance and delivery upon the conversion of the Convertible Note, such shares of Common Stock, as from time to time shall be issuable upon the exercise of the Warrants. The Company covenants and agrees that all such shares of Common Stock that may be issued upon the exercise of the rights represented by the Warrants will, upon issuance, be duly authorized, validly issued, fully paid (assuming payment of the exercise price by Purchaser) and non-assessable and free from all preemptive rights and free of all taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the securities of the Company may be listed.

## 10. NEGATIVE COVENANTS

The Company covenants and agrees that, from the date hereof and until all of the obligations due to Purchaser under the Convertible Note have been finally and irrevocably paid in full in accordance with the terms thereof unless waived in writing by the Purchasers:

10.1 No Additional Senior Indebtedness.

Except for the outstanding senior debt, the Company shall not create, incur, issue, assume, guarantee or otherwise become liable for any Indebtedness senior in right of payment or otherwise to the Convertible Note, and all outstanding current and any future obligations of the Company to its officers

and/or directors and any additional debt instruments issued by the Company shall be subordinated to the Convertible Note in all material respects.

10.2 Limitation on Liens. The Company shall not incur, assume or permit to exist any new Lien on any Property now owned or hereafter acquired by it or on any income or rights in respect of any thereof.

10.3 Limitations on Dispositions.

The Company shall not Dispose of any of its Property (including, without limitation, any Collateral), whether now owned or hereinafter acquired except:

(a) the sale or Disposition of machinery and equipment no longer used or useful in the business of the Company;

(b) the Disposition of obsolete or worn-out Property in the ordinary course of business;

(c) the sale of inventory and immaterial assets in the ordinary course of business; or

(d) Dispositions of machinery, equipment or other fixed assets to the extent that (A) such assets are exchanged for credit against the purchase price of similar replacement assets that are purchased within 180 days or (B) the proceeds of such disposition are applied to the purchaseprice of replacement assets within 180 days.

11. MISCELLANEOUS.

11.1 Notices.

Except as otherwise expressly provided herein, all notices and other communications provided for hereunder or the Other Investor Agreements shall be in writing and delivered by hand or overnight courier service or sent by facsimile or email as follows:

(a) if to the Company, to the address listed on the signature page hereto; and

(b) if to a Purchaser, to the address listed on signature page hereto.

Notices sent by hand or overnight courier service shall be deemed to have been given when received and notices sent by electronic communications, shall be effective upon confirmation received by the sender, including transmittal coded "advise when received" or words of similar meaning.

11.2 Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Subscription Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties. This Subscription Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Subscription Agreement.

11.3 Headings. The headings of the Sections and Subsections of this Subscription Agreement are inserted for convenience only and do not constitute a part of this Subscription

Agreement.

11.4 Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be an original, but such counterparts shalltogether constitute one and the same instrument.

11.5 Electronic Signatures.

The parties agree that the electronic signatures, whether digital or encrypted, of the parties included in this Subscription Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

11.6 Reliance on and Survival Provisions.

All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing, shall survive the Closing until all obligations of the Company under this Subscription Agreement and the Other Investor Agreements shall have been satisfied in full.

11.7 Integration and Severability.

This Subscription Agreement and the Other Investor Agreements embody the entire agreement and understanding between the Purchaser and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Subscription Agreement or in the Convertible Note, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected orimpaired thereby.

11.8 Governing Law. This Subscription Agreement is entered into within and shall be governed by and construed under the laws of Nevada, without giving effect to conflict of laws principles thereunder.

11.9 WAIVERS; MODIFICATION.

NO PROVISION OF THIS SUBSCRIPTION AGREEMENT MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

11.10 Expenses.

Each Party shall pay their own costs and expenses with respect to the negotiation, execution, or delivery of this Subscription Agreement, and the Convertible Note

11.11 Attorneys' Fees.

If any action at law or in equity is necessary to enforce or interpret the terms of this Subscription Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and

necessary disbursements in addition to any other relief to which such party may be entitled.

11.12 Amendments; Waivers.

Any term of this Subscription Agreement or the Convertible Note may be amended and the observance of any term of this Subscription Agreement or Convertible Note may be waived with the written consent of the Company and the Purchaser. Any waiver or amendment effected in accordance with this Section 11.12 will be binding upon each party to this Subscription Agreement and each Purchaser of a Convertible Note purchased under this Subscription Agreement then outstanding and each future Purchaser of the Convertible Note.

11.13 Legal Counsel.

The parties acknowledge that they each have been represented by their own separate legal counsel.

11.14 Assignment.

The Purchaser and any subsequent Purchaser may sell, assign or transfer this Subscription Agreement, the Convertible Note (upon an Event of Default that has not or cannot been cured pursuant to Section 6 hereof) or any of the Other Investor Agreements (in accordance with their terms), including, without limitation, each Purchaser or Purchaser's rights, title, interests, remedies, powers and/or duties hereunder or thereunder, as the case may be, without the consent of the Company.

***[signature page follows]***

IN WITNESS WHEREOF, the Company and Purchaser have caused this Subscription Agreement to be executed and delivered by their respective officers thereunto duly authorized.

**COMPANY:**

**BRANCHOUT FOOD INC.**

**By:**____________________________
Name: Eric Healy

Its: Chief Executive Officer

Company's Address for Notices:

205 SE Davis Ave., Suite C
Bend, OR 97702

**PURCHASER:**

**By:**______________________
Name:

Purchaser's Address for Notices:

______________________________

______________________________

Amount Purchased:

## SCHEDULE A

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

**Principal Amount:** ________ **Issue Date:** __________________

## CONVERTIBLE PROMISSORY NOTE

**FOR VALUE RECEIVED, BRANCHOUT FOOD INC.**, a Nevada corporation(hereinafter called the "Borrower"), hereby promises to pay to the order of or registered assigns __________ (the "Holder") the sum of _________ together with any interest as set forth herein (the "Note"), on the earlier of; (a) June 30, 2023, (b) the closing of a Qualified Subsequent Financing, (c)the closing of a Change of Control, or (d) the Company's S-1 registration statement being declared effectiveand the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($5,000,000) any such date, (the "**Maturity Date**"), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the "Interest Rate") per annum from the date hereof (the "Issue Date") until the same becomes due and payable. Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

### ARTICLE I.
### NOTE CONVERSION RIGHTS

1.1 Note Conversion Right and Price. The Holder shall have the right to convert the principal balance and all accrued interest during the period beginning on the Issue Date and ending on the Maturity Date. The number of shares of common stock ("Common Stock") to be issued upon conversion of this Note shall be determined by dividing the amount of the Note and all accrued interest by $1.65 per common share ("Conversion Price").

1.2 Mandatory Conversion. Upon the Company signing a firm commitment underwriting agreement for at least ten million dollars ($5,000,000) and upon receipt of a "Notice of Effectiveness" from the SEC, the Convertible note and all accrued interest shall automatically convert into the Company's common stock.

1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, for conversion of the outstanding Note.

1.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 1.1, this Note and all accrued interest may be converted by the Holder in whole or in part at any time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication and (B) subject to Section 1.4, surrendering this Note at the principal office of the Borrower.

(b) Surrender of Note Upon Conversion. Upon conversion of this Note and any accrued interest, in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. If any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securitiesor property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver by either book entry with the Borrower's transfer agent or cause to be

issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion thirty (30) business days after such receipt.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock.

1.5 Legend on the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

**"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."**

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Borrower or its transfer agent with reasonable assurances that the Common Stock issuable upon

conversion of this Note (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

## ARTICLE II
## DEFAULT

Events of Default. The occurrence of any of the following shall constitute an **"Event of Default"** under this Note:

2.1 Failure to Pay. The Borrower shall fail to pay when due any principal payment, interest payment, or other payment required under the terms of this Note and such payment shall not have been made within five (5) business days of the Borrower's written notice to the Holder of such failure to pay.

2.2 Voluntary Bankrupt or Insolvency Proceedings. The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case of other proceeding seeking liquidation reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by an official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing.

2.3 Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Borrower, or of all or a substantial part of the property thereof, or an involuntary case of other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement.

2.4 Rights of Holder upon Default. Upon the occurrence of any Event of Default, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or to the contrary notwithstanding. The Interest Rate shall increase from eight percent (8%) to eighteen percent (18%) from the date of default.

## ARTICLE III
## MISCELLANEOUS

3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2 Remedies. Failure to pay the full amount on the Maturity Date shall constitute an "Event Default" hereunder. Upon an Event Default, or at any time thereafter so long as an Event Default is continuing, all indebtedness shall become immediately due and payable with notice or demand, and the Holder shall then have all rights and remedies provided at law or in equity. All rights and remedies of the Holder are cumulative and are not exclusive of any right or remedies provided by laws or any other agreement, and may be exercised separately or concurrently.

3.3 Waiver. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right under this Note shall be effective unless in writing and signed by the Holder nor shall a waiver on one occasion be construed as a waiver of any such right on any future occasion. Without limiting the generality of the foregoing, the acceptance by the Lender of any late payment shall not be deemed to be a waiver of the Event of Default arising as a consequence thereof. Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extensions or postponements of the time of payment or any and all other indulgences under this Note, or to any and all additions or releases of any other parties or persons primarily or secondarily liable under this Note, which from time to time be granted by the Holder in connection herewith regardless of the number or period of any extensions.

3.4 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such noticeis to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

BranchOut Food Inc.
205 SE Davis Ave., Suite C
Bend, OR 97702
Attn: Eric Healy, Chief Executive Officer

If to the Holder:

___________________________
___________________________
___________________________

3.5 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Note" and all reference

thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.6 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an "accredited investor" (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

3.7 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

3.8 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts or in the federal courts located in Clark County, Nevada. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

**IN WITNESS WHEREOF**, Borrower has caused this Note to be signed in its name by its duly authorized officer this _.

**BRANCHOUT FOOD INC.**

By:______________________________

Eric Healy
Chief Executive Officer

**EXHIBIT A**
**NOTICE OF CONVERSION**

The undersigned hereby elects to convert $___ of the principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note ("Common Stock") as set forth below, of BRANCHOUT FOOD INC., a Nevada corporation (the "Borrower") according to the conditions of the convertible note of the Borrower dated as of February 11, 2023 (the "Note"), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

______________________
______________________
______________________
Email:______________________
Telephone: ______________

Date of Conversion: ______________
Applicable Conversion Price: $1.65______
Number of Shares of Common Stock to be Issued
Pursuant to Conversion of the Notes: ______________
Amount of Principal Balance Due remaining
Under the Note after this conversion: ______________

"Name of Holder"

______________________

By:______________________
Name:______________________
Date:______________________
Address:______________________

______________________

**SCHEDULE B**
**To**
**Subscription Agreement**

Accredited Investor Definition

This Schedule provides the definition of an Accredited Investor, as it pertains to private offerings pursuant to Regulation D, under the Securities Act of 1933. As used in Rule 501 of Regulation D, under the Securities Act of 1933 (17 C.F.R. §230.501), an Accredited Investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or otherinstitution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency orinstrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, that is either a bank, savings andloan association,insurance company, or registered investment adviser, or if the employee benefit plan has total assetsin excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by personsthat are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the InvestmentAdvisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offeredor sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):(A) The person's primary residence shall not be included as an asset;(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time ofsale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and(C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;(ii) Paragraph (a)(5)(i) of this section will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:(A) Such right was held by the person on July 20, 2010;(B) the person qualified as an accredited investor on the basis of net worth at the time the

person acquired such right; and(C) The person held securities of the same issuer, other than such right, on July 20, 2010;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two mostrecent years or joint income with that person's spouse in excess of $300,000 in each of those yearsand has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as describedin § 230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

Wire Instructions